Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

BM Technologies, Inc.

Wayne, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of BM Technologies, Inc. of our report dated March 31, 2021 (except for Notes 1, 4 and 17, as to which the date is July 19, 2021) relating to the financial statements of BankMobile Technologies, Inc. (now known as BM Technologies, Inc.) which appears in the Prospectus filed pursuant to Rule 424(b)(3) of the Securities Act on September 28, 2021.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

September 29, 2021